KIM TAYLOR
                                ATTORNEY- AT- LAW

                              1003 South 1400 East
                           Salt Lake City, Utah 84105

                         Telephone/Fax - (801) 582-7811

January 17, 2000


Board of Directors
Kelly's Coffee Group, Inc.
268 West 400 South
Salt Lake City, UT 84101

Re: Form S-8 Registration Statement

Gentlemen:

     I have acted as a special counsel for Kelly's Coffee Group, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a registration statement on Form S-8 (the "Registration Statement"). The Company is registering a Benefit Plan entitled "The 2000 Stock Benefit Plan of Kelly's Coffee Group, Inc." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of 12,000,000 shares of the Company's common stock, par value $.001. In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

     This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

     In connection with the preparation of this Opinion, I have examined the following:

     1. The Company's Articles of Incorporation and Bylaws;

     2. The Registration Statement herein referenced;

     3. The authorization and approval, dated January 26, 2000, by the Company's Board of Directors of the Company's 2000 Stock Benefit Plan concerning the Shares and Registration Statement;

     4. The Company's Section 10(a) Prospectus for the Registration Statement;

     5. The Company's  Form 10-KSB for the fiscal year ended  February 28, 1999;

     6. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended February 28, 1999;




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     7. Such other documents as I have deemed necessary for the purposes of this
     Opinion.

     Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the decumbent review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

     The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Colorado; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will bd validly issued as fully paid and non-assessable shares of common stock in the Company.

     This  opinion  is  based  upon  and  subject  to  the   qualifications  and
limitations specified below:

     (A) Certain of the remedial provisions of the 2000 Stock Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

     (B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.)

     (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed

     (D) In rendering this opinion I have assumed that all signature are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

     (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

     (F) I am admitted to practice lay in the State of Utah. I am not admitted to practice law in the State of Colorado or in any other jurisdiction where the Company may own property or transact business. This opinion

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is with respect to federal law only and I have not consulted  legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except form this opinion any opinion as to whether or to what extent a Colorado court or any other court would apply Colorado law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstance and transactions that are the subject of this opinion.

     (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,

 /s/ Kim Taylor
----------------
Kim Taylor



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